Exhibit 99.05

Southern Company
Consolidated Earnings
 (In Millions of Dollars)

	Three Months Ended March
	2010	2009	Change
Income Account-
Retail Revenues-
Fuel	$1,428	$1,252	$176
Non-Fuel	2,031	1,813	218
Wholesale Revenues	542	451	91
Other Electric Revenues	135	123	12
Non-regulated Operating Revenues	21	27	(6)
Total Revenues	4,157	3,666	491
Fuel and Purchased Power	1,772	1,514	258
Non-fuel O & M	908	870	38
MCAR Litigation Settlement	0	202	(202)
Depreciation and Amortization	343	390	(47)
Taxes Other Than Income Taxes	212	200	12
Total Operating Expenses	3,235	3,176	59
Operating Income	922	490	432
Other Income, net	47	45	2
Interest Charges	222	226	(4)
Income Taxes	236	167	69
Net Income	511	142	369
Dividends on Preferred and Preference Stock of Subsidiaries	16	16	-
NET INCOME AFTER DIVIDENDS ON PREFERRED AND PREFERENCE STOCK (See Notes)	$495	$126	$369

Notes
-    Certain prior year data has been reclassified to conform with current year presentation.

-    Information contained in this report is subject to audit and adjustments.  Certain classifications may be different from final results published in the Form 10-Q.